                                                                    EXHIBIT 32.2

                            CERTIFICATE PURSUANT TO
                            18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of Independence Community Bank Corp. (the "Company") on Form 10-Q for the period ending September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Frank W. Baier, Executive Vice President, Chief Financial Officer and Treasurer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

          (1) The Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                                  /s/ FRANK W. BAIER
                                         ---------------------------------------
                                                     Frank W. Baier
                                                Executive Vice President
                                          Chief Financial Officer and Treasurer

November 12, 2003

     A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act has been provided to Independence Community Bank Corp. and will be retained by Independence Community Bank Corp. and furnished to the Securities and Exchange Commission or its staff upon request.